                        SANCHEZ COMPUTER ASSOCIATES, INC

                                   EXHIBIT 11

                       COMPUTATION OF PER SHARE EARNINGS

                    (In thousands, except per share data)

                                                                                   QUARTER ENDED       SIX MONTHS ENDED
                                                                                     JUNE 30,              JUNE 30,
                                                                               --------------------  --------------------
                                                                                 1997       1996       1997       1996
                                                                               ---------  ---------  ---------  ---------
Net Earnings.................................................................  $     573  $     358  $     915  $     377
                                                                               ---------  ---------  ---------  ---------

Average common shares outstanding............................................     11,190      8,406     11,176      8,406
Average common share equivalents.............................................        516        772        495        814
                                                                               ---------  ---------  ---------  ---------
Average number of common shares and common share equivalents outstanding.....     11,706      9,178     11,671      9,220
                                                                               ---------  ---------  ---------  ---------

Earnings per common share (1)................................................  $    0.05  $    0.04  $    0.08  $    0.04
                                                                               ---------  ---------  ---------  ---------


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(1) Primary and fully diluted income per share are the same for both periods presented.

(2) Earnings per common share calculations for each of the Company's quarters are based on the weighted average number of shares outstanding in each quarter. Accordingly, the sum of the earnings per share for each of the quarters in a fiscal year (or period) may not equal the actual year-to-date earnings per share.